EXHIBIT 2

SCHEDULE A

BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of ELDORADO GOLD CORPORATION

                                                                                          CONTENTS

Section One	–	Interpretation
Section Two	–	Business of the Corporation
Section Three	–	Borrowing and Securities
Section Four	–	Directors
Section Five	–	Committees
Section Six	–	Officers
Section Seven	–	Protection of Directors, Officers and Others
Section Eight	–	Shares
Section Nine	–	Dividends and Rights
Section Ten	–	Meetings of Shareholders
Section Eleven	–	Divisions and Departments
Section Twelve	–	Notices
Section Thirteen	–	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION ONE
INTERPRETATION

1.01     DEFINITIONS -- In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act together with the regulations thereto, and any statute or regulation that may be substituted therefor, in each case as from time to time amended;

“appoint”includes “elect” and vice versa;

"articles" means the articles attached to the certificate of arrangement of the Corporation as from time to time amended or restated;

“board”means the board of directors of the Corporation;

“by-laws”means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“cheque”includes a draft;

“Corporation” means the corporation incorporated by certificate of arrangement under the Act and named “ELDORADO GOLD CORPORATION”;

“documents”includes

(a)	deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable;

(b)	agreements, instruments, certificates, releases, and receipts and discharges for the payment of money or other obligations;

(c)	certificates evidencing, and conveyances, transfers and assignments of, shares, share warrants, options, bonds, debentures or other securities; and

(d)	all other paper writings of the Corporation;

“electronic document” means, except in the case of a statutory declaration or affidavit required under the Act, any form of representation of information or of concepts fixed in any medium or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

“information system” means the system used to generate, send, receive, store or otherwise process an electronic document;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“ordinary resolution” means a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution or signed by all of the shareholders entitled to vote on that resolution;

“recorded address” means in the case of a shareholder his or her address as recorded in the securities register, and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his or her latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant thereto;

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

“special resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution;

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

SECTION TWO
BUSINESS OF THE CORPORATION

2.01     REGISTERED OFFICE — The registered office of the Corporation shall be at the place within Canada from time to time specified in the articles and at such location therein as the board may from time to time determine.

2.02     CORPORATE SEAL — Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon.

2.03     FINANCIAL YEAR — Until changed by the board, the financial year of the Corporation shall end on the last day of December in each year.

2.04     EXECUTION OF DOCUMENTS – Any document or class of documents that requires the signature of the Corporation shall be signed:

(a)	in the manner and by such individual as shall have been authorized by resolution of the board to sign such document or such class of document; or

(b)

  in the absence of any such resolution, by one of the following: chairman of the board, director, president, chief operating officer, vice-president, secretary or treasurer or the holder of any other office created by by-law or by resolution of the board;

and when so signed shall be binding upon the Corporation without further act of formality. Except as otherwise provided herein, the signature of any individual authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the board, be written, printed, or otherwise mechanically or electronically reproduced as contemplated by the Act. Anything so signed shall be as valid as if it had been signed manually, even if that individual has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the board. Any signing officer may, but need not, affix the corporate seal, if there is one, to any instrument.

2.05     BANKING ARRANGEMENTS — The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06    VOTING RIGHTS IN OTHER BODIES CORPORATE — The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION THREE
BORROWING AND SECURITIES

3.01     BORROWING POWER — Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation,whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02     DELEGATION — The board may from time to time delegate to a committee of the board, one or more directors or officers of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION FOUR
DIRECTORS

4.01     NUMBER OF DIRECTORS AND QUORUM — Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. Subject to sections 4.07 and 4.08, and notwithstanding any vacancy among the directors, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors elected at the last shareholders meeting at which directors were elected or such greater number of directors as the board may from time to time determine.

4.02     QUALIFICATION — No person shall be qualified for election as a director if he or she is less than 18 years of age; if he or she is of unsound mind and has been so found by a court in Canada or elsewhere; if he or she is not an individual; or if he or she has the status of a bankrupt. A director need not be a shareholder. Except as otherwise specifically required and so long as required by the Act, at least twenty-five percent of the directors shall be resident Canadians and at least two directors shall not be officers or employees of the Corporation or its affiliates.

4.03     ELECTION AND TERM — The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, if a minimum and maximum number of directors is authorized, be the number of directors then in office unless the directors or the shareholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. Where the shareholders adopt an amendment to the articles to increase or, subject to the Act, decrease the number or minimum or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles so provide, the directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

4.04     REMOVAL OF DIRECTORS — Subject to the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05     VACATION OF OFFICE — A director ceases to hold office when he or she dies; he or she is removed from office by the shareholders; he or she ceases to be qualified for election as a director, or his or her written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later. 4.06 VACANCIES — Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum number of directors specified in the articles or from a failure of the shareholders to elect the number or minimum number of directors required by the articles. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number or minimum number of directors, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If such directors fail to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.07     ACTION BY THE BOARD — The board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to section 4.08, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Resolutions signed in lieu of a meeting may be signed in two or more counterparts which together shall be deemed to constitute one resolution in writing. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08     MEETING BY COMMUNICATION FACILITY — If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.09     PLACE OF MEETINGS  — Meetings of the board may be held at any place in or outside Canada.

4.10     CALLING OF MEETINGS — Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the president, the secretary or any two directors may determine.

4.11     NOTICE OF MEETING — Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.01 to each director not less than 48 hours (excluding any part of a non-business day) before the time of the meeting, except that notices sent by mail shall be sent not less than five days before the day of the meeting, save that no notice of a meeting shall be necessary if all the directors are present or if those absent waive notice of or otherwise signify in writing their consent to the holding of such meeting, either before or after such meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor or appoint additional directors;

(c)	issue securities or shares of a series except in the manner and on the terms authorized by the board;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular or a takeover bid circular or a directors’ circular;

(h)	approve a take-over bid circular or directors’ circular;

(i)	approve any annual financial statements; or

(j)	adopt, amend or repeal by-laws.

4.12     FIRST MEETING OF NEW BOARD — Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.13     ADJOURNED MEETING  — Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting are announced at the original meeting.

4.14     REGULAR MEETINGS  — The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15     CHAIRMAN  — The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, president or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman. If the secretary is absent, the chairman shall appoint some person, who need not be a director, to act as secretary of the meeting.

4.16     VOTES TO GOVERN — At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

4.17     CONFLICT OF INTEREST  — Adirector or officer who is a party to, or who is a director or officer or individual acting in a similar capacity of, or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders. Such a director shall not vote on any resolution to approve the same except as provided by the Act.

4.18     REMUNERATION AND EXPENSES  — The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE
COMMITTEES

5.01     COMMITTEE OF DIRECTORS  — The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise.

5.02     TRANSACTION OF BUSINESS  — Subject to the provisions of section 4.08, the powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Resolutions signed in lieu of a meeting may be signed in two or more counterparts which together shall be deemed to constitute one resolution in writing. Meetings of such committee may be held at any place in or outside of Canada.

5.03     AUDIT COMMITFEE  — The board shall elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

5.04     ADVISORY BODIES  — The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05     PROCEDURE  — Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION SIX
OFFICERS

6.01     APPOINTMENT  —  The board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a chief executive officer, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this bylaw and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02     CHAIRMAN OF THE BOARD  — The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him or her any of the powers and duties that are by any provisions of this by-law assigned to the president, and he or she shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his or her duties shall be performed and his or her powers exercised by the president.

6.03     PRESIDENT  —  If appointed, the president shall, subject to the authority of the board, have general supervision of the business of the Corporation; and he or she shall have such other powers and duties as the board may specify.

6.04     VICE-PRESIDENT  — A vice-president shall have such powers and duties as the board may specify.

6.05     SECRETARY  — The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he or she shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he or she shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he or she shall have such other powers and duties as the board may specify.

6.06     TREASURER  —  The treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he or she shall render to the board whenever required an account of all his or her transactions as treasurer and of the financial position of the Corporation; and he or she shall have such other powers and duties as the board or the chief executive officer may specify.

6.07     POWERS AND DUTIES OF OTHER OFFICERS  — The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

6.08     VARIATION OF POWERS AND DUTIES  — The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.09     TERM OF OFFICE  — The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract or in law. Otherwise each officer appointed by the board shall hold office until his or her successor is appointed, or until his or her earlier resignation.

6.10     TERMS OF EMPLOYMENT AND REMUNERATION  — The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time.

6.11     CONFLICT OF INTEREST — An officer shall disclose his or her interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with section 4.17.

6.12     AGENTS AND ATTORNEYS  — The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be thought fit.

6.13     FIDELITY BONDS  — The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION SEVEN
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01     TRANSACTIONS WITH THE CORPORATION  — No director or officer shall be disqualified by reason of being a director or officer of the Corporation from, or be required to vacate his position as a director or officer by reason of, holding any other office, employment or other position with or having any pecuniary interest with respect to the Corporation or any other body corporate or contracting with or being otherwise in any way directly or indirectly interested in or concerned with any contract, transaction or arrangement made or proposed to be made with the Corporation or being a director or officer or acting in a similar capacity of, or having any interest in, another party to such contract, transaction or arrangement. No such contract, transaction or arrangement shall be void or voidable or invalid for any such reason and no director or officer shall be liable to account to the Corporation or others for any profit arising from any such office, employment or other position or pecuniary interest or realized in respect of any such contract, transaction or arrangement, except in all cases as otherwise provided in the Act.

7.02     CONTRACTS ON BEHALF OF THE CORPORATION  — Subject to the Act, any contract entered into, or action taken or omitted, by or on behalf of the Corporation shall, if duly approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of the shareholders.

7.03     LIMITATION OF LIABILITY — Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the limitations in the Act, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto.

7.04     INDEMNITY — Subject to the limitations contained in the Act, but without limiting the right of the Corporation to indemnify any individual, under the Act or otherwise, to the full extent permitted by law, the Corporation:

(a)

shall indemnify each director or officer or former director or officer of the Corporation and each other individual who acts or has acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, (and each such individual’s respective heirs and personal representatives) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

(i)

the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful; and

(b)	may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 7.04(a) hereof.

Notwithstanding the foregoing, any such indemnity of an individual referred to in subsection 7.04(a) hereof, or advance moneys as contemplated in subsection 7.04(b) hereof, in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in subsection 7.04(a) hereof against all costs, charges and expenses reasonably incurred by the individual in connection with such action, shall be subject to approval of the Court.

7.05     INDEMNITIES NOT LIMITING — The provisions of Section 7 shall be in addition to and not in substitution for or limitation of, any rights, immunities and protections to which a person is otherwise entitled.

7.06     INSURANCE — Subject to the provisions of the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in subsection 7.04(a) hereof against any liability incurred by the individual (a) in that individual’s capacity as a director or officer of the Corporation; or (b) in that individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or has acted in that capacity at the Corporation’s request.

SECTION EIGHT
SHARES

8.01     ALLOTMENT  —  Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02     COMMISSIONS  — The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03     REGISTRATION OF TRANSFERS  — Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith, duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, and upon payment of all applicable taxes and any reasonable fee, not to exceed $3.00, prescribed by the board.

8.04     TRANSFER AGENTS AND REGISTRARS  — The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his or her functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

8.05     NON-RECOGNITION OF TRUSTS  — Subject to the provisions of the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.06     SECURITY CERTIFICATES  — Every security holder of the Corporation shall be entitled, at his or her option, to a security certificate, or to a non-transferable written certificate of acknowledgement of his or her right to obtain a security certificate. Every share certificate shall state the number and class or series of shares held by him or her as shown on the securities register. Security certificates shall be in such form as the board may from time to time approve. Any security certificate shall be signed by an officer or director authorized by resolution of the Board in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar or an individual on their behalf. The signature of one of the signing officers or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar or an individual on their behalf, and in the case of a certificate which does not require a manual signature under the Act, the signatures of signing officers may be printed or otherwise mechanically reproduced thereon. Every such signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose reproduced signature appears thereon no longer holds office at the date of issue of the certificate.

8.07     EPLACEMENT OF SHARE CERTIFICATES  — The board or any officer or agent designated by the board may in its, his or her discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated, or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, not to exceed $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.08     JOINT SHAREHOLDERS  — If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.09     DECEASED SHAREHOLDERS — In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.10     RESTRICTION ON INFORMATION DISCLOSED  — Except as required by law or authorized by the board, no shareholder is entitled by virtue of being a shareholder to disclosure of any information, document or records respecting the Corporation or its business.

SECTION NINE
DIVIDENDS AND RIGHTS

9.01     DIVIDENDS  — Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividend may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02     DIVIDEND CHEQUES — A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03     NON-RECEIPT OF CHEQUES  — In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04     RECORD DATE FOR DIVIDENDS AND RIGHTS  — The board may fix in advance a date, preceding by not more than sixty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05     UNCLAIMED DIVIDENDS  — Subject to applicable law, any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.06     INTEREST; FRACTIONS  — No dividend or other distribution shall bear interest against the Corporation. Where the dividend or other distribution to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded and such payment shall be deemed payment in full.

9.07     FRACTIONAL SECURITY OR PROPERTY  — If any dividend or other distribution results in any shareholder being entitled to a fractional part of a security or property, the

Corporation may pay such shareholder in place of that fractional part the cash equivalent thereof as determined by the board or may carry out the distribution and adjust the rights of the shareholders on any basis the board considers appropriate.

9.08     LIEN FOR INDEBTEDNESS — If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provisions of the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the transfer of all or any part of such shares may be refused.

SECTION TEN
MEETINGS OF SHAREHOLDERS

10.01    ANNUAL MEETINGS  — The annual meeting of shareholders shall be held at such time in each year, provided it is held not later than fifteen months since the last preceding annual meeting but no later than six months after the end of the Corporation’s preceding financial year, and, subject to section 10.03, at such place as the board, the chairman of the board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.02    SPECIAL MEETINGS  — The board, the chairman of the board or the president shall have power to call a special meeting of shareholders at any time.

10.03    PLACE OF MEETINGS  — Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree or are deemed to agree as provided in the Act, at some place outside Canada.

10.04    NOTICE OF MEETINGS  — Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.01 not less than twenty-one nor more than sixty days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.05    LIST OF SHAREHOLDERS ENTITLED TO NOTICE  — Subject to the Act, for every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.06    RECORD DATE FOR NOTICE  — The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than sixty days and not less than twenty-one days, as a record date for the determination of the shareholders entitled to receive notice of the meeting or entitled to vote at the meeting, and notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed. If no record date is fixed for the determination of shareholders entitled to receive notice of the meeting, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

10.07    MEETINGS WITHOUT NOTICE  — A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation may transact at a meeting of shareholders. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08    CHAIRMAN, SECRETARY AND SCRUTINEERS  — The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting or none are willing to act, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.09    PERSONS ENTITLED TO BE PRESENT  — The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the

Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. Subject to compliance with any applicable provisions of the Act, any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting. The persons participating in a meeting by such means shall be deemed for the purposes of this by-law to be present at the meeting. If the board or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, the board or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.10    QUORUM  — Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present or deemed to be present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than 5% of the outstanding shares of the Corporation carrying voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or deemed to be present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present or deemed to be present at the opening of any meeting of shareholders, the shareholders present or deemed to be present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11    RIGHT TO VOTE  — Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, if a record date for voting is fixed, the Corporation shall prepare an alphabetical list of shareholders entitled to vote as of the record date of the meeting of shareholders that shows the number of shares held by each shareholder and if a record date is not fixed, the Corporation shall prepare an alphabetical list of shareholders who are entitled to vote as of the record date that shows the number of shares held by each shareholder. Every person who is named in such list shall be entitled to vote the shares shown opposite his or her name except as otherwise provided in the Act.

10.12    PROXYROLDERS AND REPRESENTATIVES  — Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as his or her representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his or her attorney and shall conform with the requirements of the Act.

Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and that individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by the deposit with the Corporation of a certified copy of the resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

The board may determine from time to time rules governing the form of proxies and procedures to be used in connection therewith.

10.13    TIME FOR DEPOSIT OF PROXIES  — The board may specify in the notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in the notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14    JOINT SHAREHOLDERS  — If two or more persons hold shares jointly, any one of them present or deemed to be present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present or deemed to be present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.15    VOTES TO GOVERN  — At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.16    SHOW OF HANDS  — Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present or deemed to be present and entitled to vote shall have one vote. Notwithstanding the foregoing, the vote on any motion may be held, subject to compliance with any applicable provisions of the Act, by means of a telephonic, electronic or other communication facility made available by the Corporation for such purpose. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting shall, in the absence of evidence to the contrary, be proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17    BALLOTS  — On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman or any person who is present or deemed to be present and entitled to vote, whether as shareholder or proxyholder, on such question at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present or deemed to be present or represented by proxy shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18    ADJOURNMENT  — The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earlier meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

SECTION ELEVEN
DIVISIONS AND DEPARTMENTS

11.01    CREATION AND CONSOLIDATION OF DIVISIONS  — The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, types of businesses or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the board or, if authorized by the board, the chief executive officer may authorize, upon such basis as may be considered appropriate in each case:

(a)

SUBDIVISION AND CONSOLIDATION — The further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)

NAME — The designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(c)

OFFICERS — The appointment of officers for any such division or subunit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer’s right under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation, unless expressly designated as such.

SECTION TWELVE
NOTICES

12.01    METHOD OF GIVING NOTICES  — Any notice (which term includes any communication or document) to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or mailed to him at his recorded address by ordinary mail, postage prepaid, or sent to him at his recorded address by facsimile transmission or, subject to compliance with any applicable provisions of the Act, by the creation or provision of an electronic document. Any notice so delivered shall be deemed to have been received when it is delivered personally or at the address aforesaid. A notice so mailed shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing such notice was not received at that time or at all, and a notice sent by facsimile transmission or electronic document shall be deemed to have been received when sent or provided to a designated information system.

12.02    NOTICE TO SUCCESSORS IN TITLE  — Notice to a shareholder or other securityholder as aforesaid is sufficient notice to each successor in title to that shareholder or other securityholder until the name and address of that successor have been entered on the records of the Corporation.

12.03    NOTICE TO JOINT SHAREHOLDERS  — If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

12.04    COMPUTATION OF TIME  — In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.05    UNDELIVERED NOTICES  — If any notice given to a shareholder pursuant to section 12.01 is returned on three consecutive occasions because such shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until such shareholder informs the Corporation in writing of such shareholder’s new address.

12.06    OMISSIONS AND ERRORS  — The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.07    PERSONS ENTITLED BY DEATH OR OPERATION OF LAW  — Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives his or her title to such share, prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of such person’s entitlement prescribed by the Act.

12.08 WAIVER OF NOTICE — Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive or abridge the time for any notice, required to be given to him or her under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

SECTION THIRTEEN
EFFECTIVE DATE

13.01    EFFECTIVE DATE  — This amended by-law shall come into force on approval of the board.

13.02    EFFECT OF AMENDMENT OR REPEAL OF BY-LAWS  — The amendment or repeal of any by-law in whole or part shall not in any way affect the validity of any act done or right, privilege, obligation or liability acquired or incurred thereunder prior to such amendment or repeal. All directors, officers and other persons acting under any by-law amended or repealed in whole or part shall continue to act as if elected or appointed under the provisions of this by-law.

Amended by the Board of Directors on the 19th day of April, 2002.

“Paul N. Wright” President	“Dawn L. Moss” Secretary